                                                                     Exhibit 4.1
                              THIRD AMENDMENT TO
                          LOAN AND SECURITY AGREEMENT
                           Dated September 28, 2001

     WHEREAS, Allin Corporation, successor by name change to Allin Communications Corporation, a Delaware corporation, Allin Interactive Corporation, a Delaware corporation, Allin Digital Imaging Corp., a Delaware corporation, Allin Corporation of California d/b/a Allin Consulting, successor by name change to Kent Consulting Group, Inc., a California corporation, Allin Network Products, Inc., successor by name change to Netright, Inc., a California corporation, Allin Holdings Corporation, a Delaware corporation and Allin Consulting of Pennsylvania, Inc., successor by name change to KCS Computer Services, Inc., a Pennsylvania corporation, hereinafter "Borrower", did execute a Loan and Security Agreement with S&T BANK hereinafter "Lender", for an asset based revolving line of credit in the original principal amount of Five Million and 00/100 Dollars ($5,000,000.00), dated October 1, 1998, and;

     WHEREAS Borrower desires and Lender agrees to extend the maturity date on the revolving line of credit.

     NOW, therefore intending to be legally bound hereby the parties agree that the Loan and Security Agreement shall be amended in the following respects to effectuate the extension of the maturity date on the $5,000,000.00 revolving line of credit:

1.   Page 2, under the section titled 1.2   Borrowing Base., paragraph (a)
                                            ---------------
     Borrowing Base Calculation., is hereby deleted in its entirety and replaced
     --------------------------
     by the following:

               (a) Borrowing Base Calculation.  The maximum borrowing
                   ---------------------------
          availability under this Agreement applicable to the Revolving Credit Loans shall be equal on any day during the term of this Agreement to the lesser of (i) Five Million Dollars ($5,000,000.00), or (ii) eighty percent (80%) of the aggregate gross amount of Qualified Accounts (the lesser of the amounts described in clauses (i) and (ii) of this sentence is sometimes referred to in this Agreement as the "Borrowing Base").

     In all other respects, the Loan and Security Agreement dated October 1, 1998 shall remain in full force and effect



ATTEST:                             BANK:

                                    S&T BANK


/s/ Frances M. Pape                 By /s/ David G. Antolik
----------------------                 --------------------------------
                                       David G. Antolik, Vice President

ATTEST:                             BORROWER:

                                    ALLIN CORPORATION, successor by name
                                    change to ALLIN COMMUNICATIONS CORPORATION


/s/ Robert V. Fulton                By /s/ Dean C. Praskach
----------------------                 --------------------------------
Asst. Secretary                        Dean C. Praskach, Vice President
                                       /Finance Secretary/Treasurer



                                    ALLIN INTERACTIVE CORPORATION


/s/ Robert V. Fulton                By /s/ Dean C. Praskach
----------------------                 --------------------------------
Asst. Secretary                        Dean C. Praskach, Vice President
                                       /Finance Secretary/Treasurer



                                    ALLIN DIGITAL IMAGING CORP.


/s/ Robert V. Fulton                By /s/ Dean C. Praskach
----------------------                 --------------------------------
Asst. Secretary                        Dean C. Praskach, Vice President
                                       /Finance Secretary/Treasurer



                                    ALLIN CORPORATION OF CALIFORNIA
                                    d/b/a ALLIN CONSULTING, successor by name change to KENT CONSULTING GROUP, INC.


/s/ Robert V. Fulton                By /s/ Dean C. Praskach
----------------------                 --------------------------------
Asst. Secretary                        Dean C. Praskach, Vice President
                                       /Finance Secretary/Treasurer



                                    ALLIN NETWORK PRODUCTS, INC., succesor by name change to NETRIGHT, INC.


/s/ Robert V. Fulton                By /s/ Dean C. Praskach
----------------------                 --------------------------------
Asst. Secretary                        Dean C. Praskach, Vice President
                                       /Finance Secretary/Treasurer

                                    ALLIN HOLDINGS CORPORATION


/s/ Robert V. Fulton                By /s/ Dean C. Praskach
----------------------                 --------------------------------
Asst. Secretary                        Dean C. Praskach, Vice President
                                       /Finance Secretary/Treasurer



                                    ALLIN CONSULTING OF PENNSYLVANIA, INC.,
                                    successor by name change to KCS COMPUTER
                                    SERVICES, INC.


/s/ Robert V. Fulton                By /s/ Dean C. Praskach
----------------------                 -------------------------------
Asst. Secretary                        Dean C. Praskach, Vice President
                                       /Finance Secretary/Treasurer